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                             AMENDMENT NUMBER ONE TO
                           LOAN AND SECURITY AGREEMENT




This Amendment Number One To Loan and Security Agreement ("Amendment") is entered into as of March 6, 1995, between FOOTHILL CAPITAL CORPORATION ("Foothill") and LAMONTS APPAREL, INC., Debtor-In-Possession ("Borrower").

     FACT ONE: Foothill and Borrower entered into that certain Amended and Restated Loan And Security Agreement as of February 17, 1995 (the "Agreement").

     FACT TWO: Borrower and Foothill desire to amend the Agreement as provided herein.


     NOW, THEREFORE, Foothill and Borrower hereby amend the Agreement as follows:

     1. Section 7.5 of the Agreement is hereby amended in its entirety to read as follows:

          "7.5 MAINTENANCE OF NET WORTH. Borrower shall not allow its Net Worth to be less than Ten Million Dollars ($10,000,000) at the end of any fiscal quarter. "Net Worth" at the end of any fiscal quarter means stockholders equity as presented on the financial statements of Borrower for such quarter, as filed with the SEC (determined in accordance with GAAP), adjusted to exclude, without duplication: (i) prepetition tax claims; (ii) prepetition claims of Leonard M. Snyder and Frank E. Kulp,III; (iii) writeoffs of unamortized financing fees, goodwill and other intangible assets; (iv) reserves recorded in accordance with GAAP in connection with the closing of stores; (v) from and after October 29, 1994, reductions resulting from (x) non-cash charges (including, without limitation, charges associated with LIFO/RIM adjustments, depreciation and amortization, straight line rent, deferred financing fees and non-cash interest) or (y) costs associated with the Bankruptcy case and Borrower's efforts to implement a plan of reorganization thereunder; (vi) the effect of any adoption or change in GAAP, whether elected by Borrower or imposed upon Borrower in compliance with GAAP; and (vii) reductions resulting from non-cash interest on Borrower's outstanding indebtedness."

     2. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement shall remain in full force and effect.


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     3.   All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

     IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the date first set forth above.

                              FOOTHILL CAPITAL CORPORATION



                              By /s/ Kevin M. Coyle
                                ----------------------------
                                   Title  Vice President
                                        --------------------

                              LAMONTS APPAREL, INC.,
                              DEBTOR-IN-POSSESSION


                              By /s/ Loren Rothschild
                                ----------------------------
                                   Title  Vice Chairman
                                        --------------------